EXHIBIT 10.7

AMENDMENT TO PSA

THIS AMENDMENT (the “Amendment”) is attached to and made a part of that certain Purchase Agreement (the “PSA”) dated October 28, 2020 for Willamette Group Trust (hereinafter referred to as the “Purchaser”) and Richard & Reagan Dean (“Seller”) collectively referred to as the Parties.

The parties further agree to amend the PSA as follows:

1.                  Effective Date. January 10, 2021.

2.                  Updated Terms of the PSA. The Parties agree that the terms of the base PSA shall remain effective with these amendments agreed upon by the Parties;

(a) Section 1.1(a) & (c) – Consideration dates for both amounts shall be amended to 6/30/21 or sooner as agreed upon by the Parties.

3.                  Counterparts; Electronic Signatures. It is understood and agreed that this Amendment shall be and become binding upon being executed in counterparts. Additionally, telefax and electronically transmitted signatures shall be binding the same as originals.

4.                  Continued Effectiveness. Except as modified hereby, the PSA shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment with the intent that of amending the original PSA.

SELLER:	PURCHASER:

RICHARD & REAGAN DEAN	WILLAMETTE GROUP TRUST

By: /s/ Richard Dean	By: /s/ Pete Gonzalez
Name: Richard Dean	Name: Pete Gonzalez
Title: Trustee

By: /s/ Reagan Dean
Name: Reagan Dean